1Q2022
Supplemental Information
FURNISHED AS OF MAY 5, 2022 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words and phrases such as “can,” “may,” “payable,” “indicative,” "predictive," “annualized,” “expect,” “expected,” “range of expectations,” "would have been," "budget," and other comparable terms in this report. These forward-looking statements are made as of the date of this report and are not guarantees of future performance. These statements are based on the current plans and expectations of Company management and are subject to a number of unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in this release or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the following: the impact of the COVID-19 pandemic on occupancy rates and on the operations of the Company and its tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting the Company’s properties and the operations of the Company and its tenants; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth changes in the economy; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to re-lease space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; and other legal and operational matters. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed under the heading “Risk Factors,” in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2021, under the heading "Risk Factors" and other risks described from time to time thereafter in the Company's SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table of Contents

4	Highlights
6	Salient Facts
7	Corporate Information
8	Balance Sheet
9	Statements of Income
10	FFO, Normalized FFO, & FAD
11	Capital Funding & Commitments
12	Debt Metrics
13	Debt Covenants & Liquidity
14	Acquisition Activity
15	Investment Activity
16	Portfolio
17	Associated Health Systems
18	Top Tenants
19	MOB Proximity to Hospital
20	Lease Maturity, Lease & Building Size
21	Historical Occupancy
22	Occupancy Reconciliation
23	Leasing Statistics
24	NOI Performance
25	NOI Reconciliations
28	EBITDA Reconciliations
28	Components of Net Asset Value
29	Components of Expected FFO

Copies of this report may be obtained at www.healthcarerealty.com or by contacting Investor Relations at 615.269.8175 or communications@healthcarerealty.com.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 3

Highlights

QUARTERLY HIGHLIGHTS

•Net income for the three months ended March 31, 2022 was $42.2 million or $0.28 per diluted common share.
•Normalized FFO per share totaled $0.43, an increase of 3.6% from $0.42 in the first quarter of 2021.
•Same store cash NOI for the first quarter increased 2.9% over the prior year. For the trailing twelve months ended March 31, 2022, same store cash NOI grew 2.6%.
•Predictive growth measures in the same store portfolio include:
◦Average in-place rent increases of 2.94%
◦Future annual contractual increases of 3.0% for leases commencing in the quarter
◦Weighted average cash leasing spreads of 3.4% on 260,000 square feet renewed:
▪2% (<0% spread)
▪7% (0-3%)
▪76% (3-4%)
▪15% (>4%)
◦Tenant retention of 83.5%
•Portfolio leasing activity in the first quarter totaled 501,000 square feet related to 167 leases:
◦318,000 square feet of renewals
◦183,000 square feet of new and expansion leases
•During the first quarter, the Company acquired nine medical office buildings for $223.2 million totaling 399,000 square feet.
◦In Dallas, a medical office building for $8.2 million totaling 18,000 square feet adjacent to Aa2 rated Texas Health's Harris Methodist Hospital. The Company now owns three properties in this cluster and 2.3 million square feet in the Dallas market.
◦In San Francisco, six buildings totaling 277,000 square feet associated with multiple, investment grade rated health systems for $181.2 million.
•Three buildings totaling 166,000 square feet for $114.0 million consisting of a 25,000 square foot building anchored by AA- rated Kaiser Permanente, a 77,000 square foot building anchored by A rated Sutter Health, and a 65,000 square foot building anchored by A rated Sutter Health and A- rated CommonSpirit Health.
•Three buildings totaling 111,000 square feet for $67.2 million consisting of a 45,000 square foot on-campus building leased to BBB rated MarinHealth, a 42,000 square foot building located adjacent to AA- rated Kaiser's Santa Rosa Medical Center, and a 23,000 square foot building anchored by A rated Sutter Health. The investments were made in the TIAA joint venture.
•The Company now has investments in nine buildings totaling 564,000 square feet in the San Francisco market.
◦In Los Angeles, two buildings for $33.8 million totaling 103,000 square feet and located near the Valley Presbyterian Hospital. The investment was made in the TIAA joint venture. The Company has investments in 22 buildings with over 1.3 million square feet in the Los Angeles market.
•Subsequent to the end of the first quarter, the Company acquired eight medical office buildings totaling 219,000 square feet for $117.6 million.
◦In Atlanta, a 22,000 square foot building for $6.9 million on the campus of A2 rated Wellstar Health's Douglas Hospital. The Company now owns six buildings on this campus totaling 158,000 square feet.
◦In Colorado Springs, two medical office buildings totaling 26,000 square feet for $13.7 million leased to a diverse mix of tenants. The Company now owns five buildings in this cluster totaling 191,000 square feet.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 4

◦In Denver, a 12,000 square foot building for $6.3 million anchored by A- rated CommonSpirit Health. The Company now owns three buildings in this cluster totaling 88,000 square feet.
◦In Houston, a 77,000 square foot building for $36.3 million leased to a diverse mix of tenants. The Company now owns eight buildings in this cluster totaling 516,000 square feet.
◦In Los Angeles, a 34,000 square foot building and a parking garage for $35.0 million adjacent to AA- rated Cedars-Sinai's Huntington Hospital. The Company now owns four buildings in this cluster totaling 200,000 square feet.
◦In Oklahoma City, a 35,000 square foot building for $11.1 million adjacent to A+ rated Mercy Health's Oklahoma City Hospital. The Company now owns four buildings in this market totaling 215,000 square feet.
◦In Seattle, a 13,000 square foot building for $8.4 million adjacent to AA+ rated UW Medicine's Valley Medical Center. The Company now owns five buildings in this cluster totaling 331,000 square feet.
•During the first quarter, the Company settled 0.7 million shares through its forward equity program, generating $22.3 million in net proceeds.
•Net debt to adjusted EBITDA was 5.6 times at the end of the quarter.
•A dividend of $0.31 per share was paid during the quarter, which equaled 82.2% of FAD. For the trailing twelve months, dividends paid equaled 88.4% of FAD.
•A dividend of $0.31 per share is payable on May 27, 2022 for stockholders of record on May 16, 2022.

STRATEGIC TRANSACTION UPDATE

•On February 28, 2022, the Company announced an $18 billion strategic combination with Healthcare Trust of America ("HTA"), creating the preeminent medical office building REIT.
•The Company and HTA have received letters of intent from, and are in advanced negotiations with, three institutional investors for a combination of joint venture and asset sales totaling $1.7 billion at a weighted average cap rate of 4.8%. Net proceeds from these transactions are expected to be approximately $1.6 billion. The transactions may occur in separate tranches, with the initial transactions expected to close prior to the vote on the merger by the Company and HTA stockholders and the remainder to be completed on or around the closing date of the merger. These transactions are subject to execution of definitive documentation and customary closing conditions.
•The Company and HTA have secured commitments for amended and restated credit facilities, including the following components:
◦a $1.5 billion revolving credit facility;
◦$1.5 billion of term loans, including $650 million of new capacity; and
◦a $1.1 billion term asset sale loan to replace the transaction bridge loan commitment and to backstop the $1.1 billion special cash dividend to HTA shareholders, if needed, depending on the timing of asset sales and joint ventures.
•Immediately following the transaction closing, the Company expects to combine the surviving Healthcare Realty subsidiary with HTA's existing operating partnership to maintain the UPREIT structure going forward. The UPREIT structure will align the combined company's unsecured debt obligations in the operating partnership and provide tax efficient strategies for future acquisitions.
•On May 2, 2022, the Company and HTA filed a preliminary joint merger proxy with the Securities and Exchange Commission ("SEC"). Assuming a customary SEC review timeline, the Company and HTA expect to hold separate special shareholder meetings on or about the same date in early to mid-July for shareholders of record to vote on the merger. The closing of the merger is expected to follow shortly thereafter.
•On May 3, 2022, the Company’s Board of Directors authorized the repurchase of up to $500.0 million of outstanding shares of the Company’s common stock either in the open market or through privately negotiated transactions, subject to market conditions, regulatory constraints, and other customary conditions.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 5

Salient Facts
AS OF MAY 5, 2022

Properties

263 properties totaling 17.9M SF
34 markets in 23 states
14.8M SF managed by Healthcare Realty
95.7% medical office and outpatient
64.5% of NOI in Top 10 Markets

Capitalization

$6.0B enterprise value as of 4/29/22
$4.1B market capitalization as of 4/29/22
151.6 M shares outstanding as of 3/31/22
$0.31 quarterly dividend per share
BBB/Baa2/BBB+ S&P/Moody's/Fitch
31.3% net debt to enterprise value at 3/31/22
5.6x net debt to adjusted EBITDA at 3/31/22

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 6

Corporate Information

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2022, the Company was invested in 263 real estate properties in 23 states totaling 17.9 million square feet and had an enterprise value of approximately $6.1 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 14.8 million square feet nationwide.

EXECUTIVE OFFICERS

BOARD OF DIRECTORS

Todd J. Meredith
President and Chief Executive Officer

John M. Bryant, Jr.
Executive Vice President and General Counsel

J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President - Investments

Julie F. Wilson
Executive Vice President - Operations

CORPORATE HEADQUARTERS

Healthcare Realty Trust Incorporated
3310 West End Avenue, Suite 700
Nashville, Tennessee 37203
Phone 615.269.8175 Fax 615.269.8461
communications@healthcarerealty.com
www.healthcarerealty.com

ANALYST COVERAGE

BMO Capital Markets
Berenberg Capital Markets LLC
BTIG, LLC
CapitalOne Securities, Inc.
Citi Research
Credit Suisse Securities (USA) LLC
Green Street Advisors, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
KeyBanc Capital Markets Inc.
Raymond James & Associates
Scotiabank
SMBC Nikko Securities America, Inc.
Stifel, Nicolaus & Company, Inc.

J. Knox Singleton
Chairman, Healthcare Realty Trust Incorporated
Retired Chief Executive Officer, Inova Health System

Todd J. Meredith
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

John V. Abbott
Retired Chief Executive Officer
Aviation Asset Management Group, General Electric Company

Nancy H. Agee
President and Chief Executive Officer
Carilion Clinic

Edward H. Braman
Retired Audit Partner
Ernst & Young LLP

Ajay Gupta
Chief Executive Officer
Physician Rehabilitation Network

James J. Kilroy
President and Portfolio Manager
Willis Investment Counsel

Peter F. Lyle
Executive Vice President
Medical Management Associates, Inc.

Christann M. Vasquez
Executive Vice President and Chief Operating Officer
Ascension Texas

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 7

Balance Sheet
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Real estate properties
Land	$427,422	$387,918	$375,342	$375,374	$369,202
Buildings, improvements and lease intangibles	4,533,583	4,458,119	4,383,314	4,249,352	4,201,251
Personal property	11,639	11,761	11,555	11,589	11,370
Investment in financing receivables, net [1]	112,515	186,745	104,806	104,642	—
Financing lease right-of-use assets [1]	71,966	31,576	20,760	19,450	19,559
Construction in progress	7,319	3,974	1,546	1,147	—
Land held for development	22,950	24,849	27,232	27,226	27,226
Total real estate investments	5,187,394	5,104,942	4,924,555	4,788,780	4,628,608
Less accumulated depreciation and amortization	(1,351,796)	(1,338,743)	(1,322,577)	(1,285,251)	(1,238,044)
Total real estate investments, net	3,835,598	3,766,199	3,601,978	3,503,529	3,390,564
Cash and cash equivalents	22,694	13,175	16,000	18,739	12,087
Assets held for sale, net	14,961	57	13,603	21,065	64,578
Operating lease right-of-use assets	126,851	128,386	128,945	121,288	120,890
Investments in unconsolidated joint ventures	211,195	161,942	122,345	117,935	83,943
Other assets, net	199,186	189,160	186,328	182,123	182,043
Total assets	$4,410,485	$4,258,919	$4,069,199	$3,964,679	$3,854,105

LIABILITIES AND STOCKHOLDERS' EQUITY
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Liabilities
Notes and bonds payable	$1,907,438	$1,801,325	$1,691,433	$1,614,479	$1,609,251
Accounts payable and accrued liabilities	69,131	86,108	79,381	74,927	66,407
Liabilities of properties held for sale	687	294	766	942	1,342
Operating lease liabilities	94,636	96,138	95,913	92,110	91,921
Financing lease liabilities	61,732	22,551	20,460	18,648	18,722
Other liabilities	63,979	67,387	65,913	67,319	68,353
Total liabilities	2,197,603	2,073,803	1,953,866	1,868,425	1,855,996
Commitments and contingencies
Stockholders' equity
Preferred stock, $.01 par value; 50,000 shares authorized	—	—	—	—	—
Common stock, $.01 par value; 300,000 shares authorized	1,516	1,505	1,475	1,455	1,417
Additional paid-in capital	3,999,060	3,972,917	3,882,572	3,818,592	3,699,867
Accumulated other comprehensive loss	(3,736)	(9,981)	(12,413)	(13,580)	(13,887)
Cumulative net income attributable to common stockholders	1,308,385	1,266,158	1,244,551	1,246,617	1,223,521
Cumulative dividends	(3,092,343)	(3,045,483)	(3,000,852)	(2,956,830)	(2,912,809)
Total stockholders' equity	2,212,882	2,185,116	2,115,333	2,096,254	1,998,109
Total liabilities and stockholders' equity	$4,410,485	$4,258,919	$4,069,199	$3,964,679	$3,854,105
1In 2Q 2021, the Company acquired a single-tenant net lease property in San Diego, CA in a sale-leaseback transaction which was accounted as a financing arrangement as required under ASC 842, Leases. In 4Q 2021, the Company acquired a multi-tenant property in Columbus, OH in a sale-leaseback transaction. A portion of the building was accounted as a financing arrangement and a portion of the building was accounted as an imputed lease arrangement as required under ASC 842, Leases. Also in 4Q 2021, the Company acquired two multi-tenant properties in Nashville, TN in a sale-leaseback transaction which were accounted as a financing arrangement as required under ASC 842, Leases. During 1Q 2022, the two multi-tenant properties in Nashville, TN were reclassified out of investment in financing receivables upon the seller lease commencements.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 8

Statements of Income
DOLLARS IN THOUSANDS

	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Revenues
Rental income	$138,489	$131,714	$131,746	$128,486	$128,389	$123,877	$123,384	$122,358
Interest from financing receivables, net [1]	1,930	1,766	1,917	510	—	—	—	—
Other operating	2,475	2,943	2,969	2,427	1,950	2,003	1,868	1,332
	142,894	136,423	136,632	131,423	130,339	125,880	125,252	123,690
Expenses
Property operating	57,464	53,032	55,518	51,509	52,215	50,210	50,171	46,580
General and administrative	11,036	8,901	8,207	8,545	8,499	7,206	7,299	7,434
Acquisition and pursuit costs [2]	1,303	1,152	974	670	744	939	440	431
Merger-related costs	6,116	389	—	—	—	—	—	—
Depreciation and amortization	54,041	51,810	50,999	49,826	50,079	48,104	47,143	47,691
	129,960	115,284	115,698	110,550	111,537	106,459	105,053	102,136
Other income (expense)
Gain (loss) on sales of real estate properties	44,784	14,895	1,186	20,970	18,890	(34)	2,177	68,267
Interest expense	(13,661)	(13,266)	(13,334)	(13,261)	(13,262)	(13,618)	(14,154)	(14,442)
Loss on extinguishment of debt	(1,429)	—	—	—	—	(21,503)	—	—
Impairment of real estate assets	25	(520)	(10,669)	(5,078)	(834)	—	—	—
Equity loss from unconsolidated joint ventures	(345)	(391)	(183)	(146)	(74)	(269)	(66)	(116)
Interest and other income (expense), net	(81)	(250)	—	(262)	500	140	74	250
	29,293	468	(23,000)	2,223	5,220	(35,284)	(11,969)	53,959
Net income (loss)	$42,227	$21,607	($2,066)	$23,096	$24,022	($15,863)	$8,230	$75,513

1In 2Q 2021, the Company acquired a single-tenant net lease property in San Diego, CA in a sale-leaseback transaction which was accounted as a financing arrangement as required under ASC 842, Leases. In 4Q 2021, the Company acquired a multi-tenant property in Columbus, OH in a sale-leaseback transaction. A portion of the building was accounted as a financing arrangement and a portion of the building was accounted as an imputed lease arrangement as required under ASC 842, Leases.
Also in 4Q 2021, the Company acquired two multi-tenant properties in Nashville, TN in a sale-leaseback transaction which were accounted as a financing arrangement as required under ASC 842, Leases. During 1Q 2022, the two multi-tenant properties in Nashville, TN were reclassified out of investment in financing receivables upon the seller-lessees lease commencements.
2Includes third party and travel costs related to the pursuit of acquisitions and developments.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 9

FFO, Normalized FFO, & FAD [1,2]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Net income (loss)	$42,227	$21,607	$(2,066)	$23,096	$24,022	$(15,863)	$8,230	$75,513
(Gain) loss on sales of real estate assets	(44,784)	(14,895)	(1,186)	(20,970)	(18,890)	34	(2,177)	(68,267)
Impairments of real estate assets	(25)	520	10,669	5,078	834	—	—	—
Real estate depreciation and amortization	55,658	53,255	52,390	51,199	51,311	49,251	48,215	48,577
Unconsolidated JV depreciation and amortization	2,369	1,816	1,558	1,354	813	323	80	80
FFO	$55,445	$62,303	$61,365	$59,757	$58,090	$33,745	$54,348	$55,903
Acquisition and pursuit costs [3]	1,303	1,152	974	670	744	939	440	431
Merger-related costs	6,116	389	—	—	—	—	—	—
Lease intangible amortization	309	192	48	(6)	(72)	(4)	(35)	(16)
Non-routine legal costs/forfeited earnest money received [4]	91	465	—	—	(500)	—	—	—
Debt financing costs	1,429	—	—	283	—	21,920	—	—
Unconsolidated JV normalizing items [5]	95	90	54	55	27	16	—	—
Normalized FFO	$64,788	$64,591	$62,441	$60,759	$58,289	$56,616	$54,753	$56,318
Non-real estate depreciation and amortization	460	497	586	641	673	724	785	822
Non-cash interest amortization [6]	711	671	720	897	894	976	934	1,035
Provision for bad debt, net	143	70	25	57	(79)	(511)	(144)	945
Straight-line rent income, net	(1,209)	(844)	(1,171)	(1,194)	(1,094)	(645)	(543)	(390)
Stock-based compensation	3,699	2,546	2,538	2,627	3,019	2,472	2,445	2,405
Unconsolidated JV non-cash items [7]	(271)	(305)	(341)	(354)	(357)	4	8	8
Normalized FFO adjusted for non-cash items	68,321	67,226	64,798	63,433	61,345	59,636	58,238	61,143
2nd generation TI	(4,899)	(10,207)	(6,219)	(4,748)	(5,189)	(8,841)	(5,323)	(6,005)
Leasing commissions paid	(3,767)	(2,214)	(4,531)	(3,804)	(1,193)	(3,288)	(1,999)	(2,258)
Capital expenditures	(2,620)	(6,043)	(5,443)	(6,077)	(2,019)	(8,931)	(4,580)	(4,777)
Total maintenance capex	(11,286)	(18,464)	(16,193)	(14,629)	(8,401)	(21,060)	(11,902)	(13,040)
FAD	$57,035	$48,762	$48,605	$48,804	$52,944	$38,576	$46,336	$48,103
Dividends	$46,860	$44,631	$44,022	$44,021	$42,782	$40,816	$40,815	$40,510
TTM dividend payout (dividends/FAD)	88.4%	88.1%	90.8%	90.2%	88.7%	91.0%	92.2%	92.9%
FFO per common share - diluted	$0.37	$0.42	$0.42	$0.42	$0.42	$0.25	$0.40	$0.42
Normalized FFO per common share - diluted	$0.43	$0.44	$0.43	$0.43	$0.42	$0.42	$0.41	$0.42
TTM Normalized FFO per common share - diluted	$1.73	$1.71	$1.69	$1.67	$1.66	$1.65	$1.64	$1.64
FFO wtd avg common shares outstanding - diluted [8]	149,856	147,039	144,807	142,914	139,714	135,701	135,159	134,464

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Acquisition and pursuit costs include third party and travel costs related to the pursuit of acquisitions and developments.
4Non-routine legal costs include expenses related to two separate disputes; one with a contractor on a $59 million completed construction project and another with a tenant on a violation of use restrictions. Forfeited earnest money received related to a disposition that did not materialize.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and provision for bad debt, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method which includes the dilutive effect of nonvested share-based awards outstanding of 804,415 for the three months ended March 31, 2022.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 10

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Acquisitions [1]	$172,663	$258,072	$160,073	$178,508	$69,403
Re/development	7,664	11,767	6,594	5,719	9,336
1st gen. TI & acquisition capex [2]	7,473	7,596	4,675	5,975	3,808

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021

2nd generation TI	$4,899	$10,207	$6,219	$4,748	$5,189
Leasing commissions paid	3,767	2,214	4,531	3,804	1,193
Capital expenditures	2,620	6,043	5,443	6,077	2,019
	$11,286	$18,464	$16,193	$14,629	$8,401
% of Cash NOI
2nd generation TI	5.6%	12.1%	7.6%	5.9%	6.7%
Leasing commissions paid	4.3%	2.6%	5.6%	4.8%	1.5%
Capital expenditures	3.0%	7.2%	6.7%	7.6%	2.6%
	13.0%	22.0%	19.9%	18.3%	10.8%

LEASING COMMITMENTS
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021
Renewals
Square feet	260,202	332,819	360,302	285,412	616,129
2nd generation TI/square foot/lease year	$1.73	$1.46	$1.75	$1.87	$1.27
Leasing commissions/square foot/lease year	$1.04	$1.23	$0.93	$1.03	$0.79
Renewal commitments as a % of annual net rent	11.0%	11.4%	11.4%	13.3%	9.1%
WALT (in months) [3]	42.9	46.4	45.0	53.1	47.3

New leases
Square feet	96,001	109,592	97,619	106,950	47,530
2nd generation TI/square foot/lease year	$5.93	$5.44	$4.74	$5.96	$5.38
Leasing commissions/square foot/lease year	$1.90	$1.84	$1.62	$1.21	$1.72
New lease commitments as a % of annual net rent	32.2%	34.2%	30.7%	33.3%	36.9%
WALT (in months) [3]	76.9	77.2	80.0	79.6	70.3

All
Square feet	356,203	442,411	457,921	392,362	663,659
Leasing commitments as a % of annual net rent	19.2%	18.8%	16.8%	20.4%	11.6%
WALT (in months) [3]	52.1	54.0	52.5	60.3	48.9

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Acquisition capex includes near-term fundings underwritten as part of recent acquisitions.
3WALT = weighted average lease term.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 11

Debt Metrics
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF MARCH 31, 2022
	PRINCIPAL BALANCE	BALANCE [1]	INTEREST EXPENSE	MONTHS TO MATURITY	CONTRACTUAL RATE	EFFECTIVE RATE
Senior notes due May 2025 [2]	$250,000	$249,107	$2,470	37	3.88%	4.08%
Senior notes due January 2028	300,000	296,738	2,778	69	3.63%	3.84%
Senior notes due March 2030 [3]	300,000	296,901	1,930	96	2.40%	2.71%
Senior notes due March 2031	300,000	295,487	1,591	108	2.05%	2.24%
Total senior notes outstanding	$1,150,000	$1,138,233	$8,769	79	2.95%	3.18%
$700 million unsecured credit facility due May 2023	334,000	334,000	747	14	LIBOR + 0.90%	1.35%
$200 million unsecured term loan facility due May 2024 [4]	200,000	199,516	990	26	LIBOR + 1.00%	2.03%
$150 million unsecured term loan facility due June 2026 [5]	150,000	149,412	933	50	LIBOR + 0.95%	2.52%
Mortgage notes payable, net	86,091	86,277	912	33	4.07%	3.97%
Total outstanding notes and bonds payable	$1,920,091	$1,907,438	$12,351	58	2.59%	2.72%
Interest cost capitalization			(38)
Unsecured credit facility fee and deferred financing costs			637
Financing lease right-of-use assets			711
Total quarterly consolidated interest expense			$13,661

DEBT MATURITIES SCHEDULE AS OF MARCH 31, 2022
	PRINCIPAL PAYMENTS				WEIGHTED AVERAGE RATE
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL
2022			$1,968	$1,968	—%	—%	4.00%	4.00%
2023	$334,000		18,880	352,880	1.35%	—%	3.83%	1.48%
2024	200,000		25,353	225,353	2.03%	—%	4.41%	2.30%
2025		$250,000	16,250	266,250	—%	3.88%	4.22%	3.90%
2026	150,000		23,640	173,640	2.52%	—%	3.81%	2.70%
2027				—	—%	—%	—%	—%
2028		300,000		300,000	—%	3.63%	—%	3.63%
2029				—	—%	—%	—%	—%
2030		300,000		300,000	—%	2.40%	—%	2.40%
Thereafter		300,000		300,000	—%	2.05%	—%	2.05%
Total	$684,000	$1,150,000	$86,091	$1,920,091	1.81%	2.95%	4.07%	2.59%
Fixed rate debt balance [4,5]	$175,000	$1,150,000	$86,091	$1,411,091

1Balances are reflected net of discounts and deferred financing costs and include premiums.
2The effective interest rate includes the impact of the $1.7 million settlement of a forward interest rate hedges that is included in accumulated other comprehensive loss on the Company's Condensed Consolidated Balance Sheets.
3The effective interest rate includes the impact of the $4.3 million settlement of forward interest rate hedges that are included in accumulated other comprehensive loss on the Company's Condensed Consolidated Balance Sheets.
4The effective interest rate includes the impact of interest rate swaps on $75.0 million at a weighted average rate of 2.37% (plus the applicable margin rate, currently 100 basis points).
5The effective interest rate includes the impact of interest rate swaps on $100.0 million at a weighted average rate of 2.23% (plus the applicable margin rate, currently 95 basis points).

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 12

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED MARCH 31, 2022 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan [2]
Leverage ratio	Total debt/total capital	Not greater than 60%	34.9%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	1.6%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	38.1%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	5.6x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	5.8x
Construction and development	CIP/total assets	Not greater than 15%	0.2%
Unconsolidated joint ventures	Unconsolidated JVs/total assets	Not greater than 15%	5.0%
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 20%	8.2%

Senior Notes due 2030 and 2031 [3]
Incurrence of total debt	Total debt/total assets	Not greater than 60%	35.0%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	1.6%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	280.5%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	5.8x

Other Senior Notes [4]
Incurrence of total debt	Total debt/total assets	Not greater than 60%	36.6%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	1.6%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	264.4%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	5.7x

Other
Net debt to adjusted EBITDA [5]	Net debt (debt less cash)/adjusted EBITDA	Not required	5.6x
Net debt to enterprise value [6]	Net Debt/enterprise value	Not required	31.3%

LIQUIDITY SOURCES
Cash	$22,694
Unsecured credit facility availability	366,000
Consolidated unencumbered assets (gross) [7]	4,998,342

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2As part of the Company's amendment to its credit facility and term loan agreements during the second quarter of 2019, financial covenants were updated to exclude the impact of Topic 842, Lease Accounting from covenant calculations.
3The financial covenants for the Senior Note due 2030 exclude the impact of Topic 842, Lease Accounting from the financial covenant calculations.
4The senior note covenants calculations apply to the Senior Notes due 2025 and 2028. The Senior Notes due 2023 have similar covenants but contain a less restrictive definition of total assets.
5Adjusted EBITDA is based on the current quarter results, annualized. See page 27 for a reconciliation of adjusted EBITDA. Net debt does not include lease liabilities.
6Based on the closing price of $27.48 on March 31, 2022 and 151,605,412 shares outstanding. Debt does not include lease liabilities.
7Annualized first quarter 2022 unencumbered asset NOI was $322.0 million.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 13

Acquisition Activity
DOLLARS IN THOUSANDS

MOB ACQUISITION ACTIVITY
MARKET	COUNT	MILES TO CAMPUS	ASSOCIATED HEALTH SYSTEM/TENANCY	CLOSING	SQUARE FEET	LEASED %	PURCHASE PRICE [1]	% OWNERSHIP
Dallas, TX	1	0.19	Texas Health Resources	2/11/2022	18,000	100%	$8,175	100%
San Francisco, CA	3	0.90 to 3.30	Kaiser/Sutter	3/7/2022	166,396	89%	114,000	100%
San Francisco, CA	3	0.00 to 3.30	MarinHealth/Kaiser/Sutter	3/7/2022	110,865	78%	67,175	50%
Los Angeles, CA	2	1.30	Valley Presbyterian	3/7/2022	103,259	92%	33,800	50%
Atlanta, GA	1	0.00	Wellstar	4/7/2022	21,535	97%	6,912	100%
Denver, CO	1	2.40	Centura	4/13/2022	12,207	100%	6,320	100%
Colorado Springs, CO	2	0.80 to 1.70	Centura	4/13/2022	25,800	100%	13,680	100%
Seattle, WA	1	0.05	UW Medicine	4/28/2022	13,256	97%	8,350	100%
Houston, TX	1	1.70	CommonSpirit	4/28/2022	76,781	100%	36,250	100%
Los Angeles, CA	1	0.11	Cedars-Sinai	4/29/2022	34,282	100%	35,000	100%
Oklahoma City, OK	1	0.18	Mercy	4/29/2022	34,944	100%	11,100	100%

YTD total	17				617,325	92%	$340,762
YTD average cap rate [2]							5.1%

DISPOSITION ACTIVITY
LOCATION	COUNT	MILES TO CAMPUS	ASSOCIATED HEALTH SYSTEM	CLOSING	SQUARE FEET	LEASED %	SALE PRICE
Loveland, CO	2	0.00	UC Health	2/24/2022	150,291	82%	$84,950
San Antonio, TX	2	0.00	Tenet	4/15/2022	201,523	51%	25,500

YTD total	4				351,814	64%	$110,450
YTD average cap rate [3]							4.2%

1Includes joint venture acquisitions at full acquisition price.
2For acquisitions, cap rate represents the forecasted first year NOI divided by purchase price. Does not include fees earned related to the unconsolidated joint venture.
3For dispositions, cap rate represents the in-place cash NOI divided by sales price.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 14

Investment Activity
DOLLARS IN THOUSANDS

RE/DEVELOPMENT PROJECTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE	PROJECT START	ESTIMATED COMPLETION
Development
Nashville, TN [1]	Ascension	106,194	50%	$44,000	$41,306	2Q 2021	3Q 2023
Total		106,194	50%	$44,000	$41,306
Projected stabilized yield - 5.8%-7.5%

Redevelopment
Seattle, WA [2]	MultiCare	56,000	100%	$12,500	$5,008	1Q 2021	4Q 2022
Dallas, TX [3]	Baylor Scott & White	217,114	58%	17,500	8,075	4Q 2020	4Q 2023
Washington, DC	Inova	158,338	59%	13,300	13,300	1Q 2022	1Q 2024
Dallas, TX	Baylor Scott & White	145,365	62%	11,000	10,672	1Q 2022	1Q 2024
Total		576,817	63%	$54,300	$37,055
Projected stabilized yield - 8.0%-11.0%

Planned re/development
Denver	Centura	93,992	26%

Total re/development projects		777,003		$98,300	$78,361

HISTORICAL INVESTMENT ACTIVITY
	ACQUISITIONS [6]	RE/DEVELOPMENT FUNDING	TOTAL INVESTMENTS	DISPOSITIONS	NET INVESTMENTS
2018	111,450	35,567	147,017	98,691	48,326
2019	381,314	28,584	409,898	54,860	355,038
2020	546,853	26,493	573,346	249,443	323,903
2021	756,298	33,415	789,713	188,400	601,313
2022	340,762	7,664	348,426	110,450	237,976
Average (2018-2021)	$448,979	$31,015	$479,994	$147,849	$332,145
% of Total	93.5%	6.5%	100.0%

1Includes a non-cash $5.0 million allocation for the demolition of the existing building.
2Redevelopment project is a 23,000 square foot expansion to an existing medical office building. When complete, the building will be approximately 56,000 square feet.
3The project includes the redevelopment of a 110,860 square foot fitness center located in a 217,114 square foot medical office building. The current fitness center lease will be reduced to 51,740 square feet when the tenant commences operations, which is expected to occur in Q3 2022.
4Includes joint venture acquisitions at the full acquisition price and was not adjusted for the Company's ownership percentage.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 15

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
				SQUARE FEET
				MOB 95.7%		NON-MOB 4.3.%
MARKET	MSA RANK	INVESTMENT [1]	COUNT	CONSOLIDATED	JOINT VENTURE	INPATIENT/SURGICAL	OFFICE	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Seattle, WA	15	668,255	27	1,545,539				1,545,539	13.4%	13.4%
Dallas, TX	4	544,147	23	2,008,929		156,245	145,365	2,310,539	11.8%	25.2%
Los Angeles, CA	2	450,672	22	853,676	418,573	63,000		1,335,249	8.1%	33.3%
Denver, CO	19	332,147	20	1,086,305	116,616		93,869	1,296,790	5.8%	39.1%
Charlotte, NC	22	183,329	16	860,735				860,735	5.6%	44.7%
Atlanta, GA	9	318,351	15	818,597				818,597	5.0%	49.7%
Nashville, TN	36	326,718	10	951,723			108,691	1,060,414	4.0%	53.7%
Houston, TX	5	179,396	11	649,388			57,170	706,558	3.7%	57.4%
Washington, DC	6	163,374	7	533,832				533,832	3.7%	61.1%
Memphis, TN	43	175,999	10	802,221				802,221	3.4%	64.5%
Indianapolis, IN	33	121,992	4	526,194				526,194	3.1%	67.6%
Honolulu, HI	56	145,679	3	298,427				298,427	2.9%	70.5%
San Francisco, CA	12	264,753	9	452,666	110,865			563,531	2.6%	73.1%
Austin, TX	29	130,997	6	437,434				437,434	2.6%	75.7%
San Diego, CA	17	180,184	4	274,095				274,095	2.6%	78.3%
Richmond, VA	44	110,531	6	405,945				405,945	2.4%	80.7%
Colorado Springs, CO	78	127,102	9	425,846	51,466			477,312	2.3%	83.0%
Des Moines, IA	82	100,590	4	247,338			152,655	399,993	2.2%	85.2%
San Antonio, TX	24	93,497	10	272,150	215,520			487,670	1.5%	86.7%
Chicago, IL	3	61,842	2	257,364				257,364	1.5%	88.2%
Other (14 markets)		623,632	45	2,367,667	140,733			2,508,400	11.8%	100.0%
Total		$5,303,187	263	16,076,071	1,053,773	219,245	557,750	17,906,839	100.0%
Number of properties				235	21	2	5	263
% of square feet				89.8%	5.9%	1.2%	3.1%	100.0%
% multi-tenant				95.9%	95.7%	—%	100.0%	95.1%
Investment [1]				$4,831,509	$214,653	$111,178	$145,847	$5,303,187
Quarterly cash NOI [1]				$79,387	$2,052	$3,121	$1,208	$85,768
% of cash NOI				92.6%	2.4%	3.6%	1.4%	100.0%

BY BUILDING TYPE
	CONSOLIDATED
	MULTI-TENANT	SINGLE-TENANT	JOINT VENTURE	TOTAL
Number of properties	229	13	21	263
Square feet	15,978,513	874,553	1,053,773	17,906,839
% of square feet	89.2%	4.9%	5.9%	100.0%
Investment [1]	$4,732,773	$355,761	$214,653	$5,303,187
Quarterly cash NOI [1]	$76,428	$7,288	$2,052	$85,768
% of cash NOI	89.1%	8.5%	2.4%	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 16

Associated Health Systems [1,2]

MOB PORTFOLIO
			SQUARE FEET
	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT		OFF CAMPUS			% OF NOI
HEALTH SYSTEM			ON	ADJACENT [4]	ANCHORED [5]	<= 2 MILES [6]	TOTAL
Baylor Scott & White Health	21	AA-/Aa3	1,765,805	280,941	163,188	—	2,209,934	13.4%
CommonSpirit Health	4	A-/Baa1	876,708	222,859	214,612	205,840	1,520,019	8.4%
Ascension Health	3	AA+/Aa2	999,704	280,207	—	—	1,279,911	5.8%
Atrium Health	16	AA-/Aa3	393,815	98,066	313,513	—	805,394	5.3%
UW Medicine (Seattle)	91	AA+/Aaa	345,567	102,540	44,166	125,543	617,816	5.0%
Tenet Healthcare	6	B/B2	368,741	207,768	135,270	—	711,779	3.9%
Wellstar Health System	75	A/A2	492,221	153,009	—	—	645,230	3.8%
Providence St. Joseph Health	5	AA-/Aa3	176,854	153,433	—	31,601	361,888	3.3%
Indiana University Health	26	AA/Aa2	423,628	102,566	—	—	526,194	3.1%
Hawaii Pacific Health	181	--/A1	173,502	—	—	124,925	298,427	2.9%
HCA Healthcare	1	BB+/Baa3	151,340	321,235	78,305	166,302	717,182	2.9%
Baptist Memorial Health Care	89	BBB+/--	464,498	—	150,228	—	614,726	2.7%
Overlake Health System	291	A/A2	191,051	39,659	—	—	230,710	2.6%
Cedars-Sinai Health Systems	51	/Aa3	—	165,419	90,607	—	256,026	2.5%
Bon Secours Health System	22	A+/A1	405,945	—	—	—	405,945	2.4%
Medstar Health	45	A/A2	241,739	—	—	—	241,739	1.9%
UCHealth	46	AA/Aa3	—	298,093	33,850	18,599	350,542	1.8%
Trinity Health	7	AA-/Aa3	267,952	166,067	—	8,156	442,175	1.8%
Palomar Health	271	BBB/Ba1	160,394	46,083	—	—	206,477	1.8%
MultiCare Health System	82	AA-/Aa3	154,452	84,348	—	—	238,800	1.7%
Inova Health System	70	AA+/Aa2	262,121	—	—	—	262,121	1.7%
Other (29 credit rated systems)			1,654,302	1,627,627	231,369	280,318	3,793,616	18.5%
Subtotal - credit rated[7]			9,970,339	4,349,920	1,455,108	961,284	16,736,651	97.2%
Other non-credit rated [8]			28,649	—	30,542	103,259	162,450	0.2%
Other non-associated [9]			—	—	—	230,743	230,743	2.6%
Total			9,998,988	4,349,920	1,485,650	1,295,286	17,129,844	100.0%
% of total			58.4%	25.4%	8.7%	7.5%

1Includes joint venture properties at total square feet. Excludes construction in progress and assets classified as held for sale.
2Includes buildings located on-campus, adjacent and off-campus that are anchored by healthcare systems or located within two miles of a hospital campus.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off campus buildings where health systems lease 20% or more of the property.
6Consistent with the methodology used on the MOB Portfolio Comparison page in the Company's Investor Presentation; assumes that any off campus building within two miles from a hospital campus is associated with that health system.
7Based on square footage, 93% is associated with an investment-grade rated healthcare provider.
8Includes four properties associated with a hospital system that is not credit rated.
9Includes off campus buildings that are not anchored by a health system, and are more than two miles from a hospital campus.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 17

Top Tenants [1]

TENANT	SYSTEM RANK [2]	CREDIT RATING	# OF ASSOCIATED PROPERTIES	# OF LEASES	LEASED SQUARE FEET	% OF TOTAL LEASED	% OF TTM REVENUE
Baylor Scott & White Health	21	AA-/Aa3	20	147	1,045,862	6.6%	7.4%
Atrium Health	16	AA-/Aa3	15	73	659,045	4.2%	3.8%
CommonSpirit Health	4	A-/Baa1	13	84	538,469	3.4%	3.4%
UW Medicine (Seattle)	91	AA+/Aaa	7	30	313,345	2.0%	3.0%
Indiana University Health	26	AA/Aa2	4	69	447,885	2.8%	2.6%
Ascension Health	3	AA+/Aa2	9	61	359,440	2.3%	2.3%
WellStar Health System	75	A/A2	11	57	379,696	2.4%	2.3%
Baptist Memorial Health Care	89	BBB+/--	9	52	354,671	2.2%	2.1%
UCHealth	46	AA/Aa3	5	8	135,353	0.9%	1.5%
Proliance Surgeons	—	-	7	19	147,460	0.9%	1.5%
Tenet Healthcare	6	B/B2	9	21	146,087	0.9%	1.2%
Bon Secours Mercy Health	22	A+/A1	6	42	195,787	1.2%	1.2%
Medstar Health	45	A/A2	3	55	154,238	1.0%	1.2%
Trinity Health	7	AA-/Aa3	4	37	207,095	1.3%	1.1%
Palomar Health	271	BBB/Ba1	1	1	160,394	1.0%	1.0%
MultiCare Health System	82	AA-/Aa3	5	18	150,201	0.9%	1.0%
Inova Health	70	AA+/Aa2	4	11	117,184	0.7%	0.9%
Providence St. Joseph Health	5	AA-/Aa3	5	24	102,581	0.6%	0.9%
Eating Recovery Center	—	-	4	7	106,140	0.7%	0.9%
Hawaii Pacific Health	181	--/A1	3	38	96,520	0.6%	0.8%
DaVita	—	BB/Ba2	15	18	132,339	0.8%	0.8%
USPI [3]	—	B/B2	5	10	111,538	0.7%	0.8%
US Oncology	—	BBB+	7	13	118,136	0.7%	0.7%
Labcorp of America	—	BBB/Baa2	24	26	182,846	1.2%	0.7%
Kaiser Permanente	2	AA-/--	5	11	126,734	0.8%	0.7%
Overlake Health System	291	A/A2	2	8	73,676	0.5%	0.7%
HCA Healthcare	1	BB+/Baa3	9	18	98,104	0.6%	0.7%
Memorial Hermann Health	39	A+/A1	2	2	99,874	0.6%	0.6%
Allina Health	57	AA-/Aa3	3	15	108,207	0.7%	0.6%
GSA (U.S. Govt)	—	AA+/Aaa	6	13	169,524	1.1%	0.5%
Top 30 tenants				988	7,038,431	44.3%	46.9%

Total investment-grade tenants [4]				1,059	7,172,473	45.3%	45.8%

1Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
2Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
3As of March 31, 2022, Tenet Health owns approximately 95% of USPI.
4Includes affiliates of investment grade tenants.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 18

MOB Proximity to Hospital [1,2]

MEDICAL OFFICE BUILDINGS BY LOCATION
	CONSOLIDATED	JOINT VENTURE	TOTAL
On campus	59.7%	38.3%	58.4%
Adjacent to campus [3]	25.9%	17.3%	25.4%
Total on/adjacent	85.6%	55.6%	83.8%
Off campus - anchored by health system [4]	8.5%	11.7%	8.7%
Off campus	5.9%	32.7%	7.5%
	100.0%	100.0%	100.0%
Square feet	16,076,071	1,053,773	17,129,844
% of total	93.8%	6.2%	100.0%

DISTANCE TO HOSPITAL CAMPUS
							GROUND LEASE PROPERTIES
GREATER THAN	LESS THAN OR EQUAL TO	CAMPUS PROXIMITY	# OF PROPERTIES	SQUARE FEET	% OF TOTAL	CUMULATIVE %	# OF PROPERTIES	SQUARE FEET	% OF TOTAL
	0.00	On campus	122	9,998,988	58.4%	58.4%	90	7,864,395	88.0%
0.00	250 yards	Adjacent [3]	54	2,757,932	16.1%	74.5%	2	128,717	1.4%
250 yards	0.25 miles		32	1,591,988	9.3%	83.8%	5	191,966	2.1%
0.25 miles	0.50	Off campus	6	405,857	2.4%	86.2%	1	124,925	1.4%
0.50	1.00		8	588,854	3.4%	89.6%	—	—	—%
1.00	2.00		17	862,442	5.0%	94.6%	6	426,138	4.8%
2.00	5.00		12	605,441	3.5%	98.1%	—	—	—%
5.00	10.00		3	205,631	1.2%	99.3%	3	205,631	2.3%
10.00			2	112,711	0.7%	100.0%	—	—	—%
Total			256	17,129,844	100.0%		107	8,941,772	100.0%

1Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
2Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
3The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
4Includes buildings where health systems lease 20% or more of the property.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 19

Lease Maturity, Lease & Building Size [1]

LEASE MATURITY SCHEDULE
	MULTI-TENANT			SINGLE-TENANT			TOTAL
	# OF LEASES	SQUARE FEET	% OF SQUARE FEET	# OF LEASES	SQUARE FEET	% OF SQUARE FEET	# OF LEASES	SQUARE FEET	% OF TOTAL SQUARE FEET	% OF BASE REVENUE [2]
2022	619	1,915,002	12.8%	—	—	—%	619	1,915,002	12.1%	12.3%
2023	587	2,221,288	14.9%	—	—	—%	587	2,221,288	14.0%	14.5%
2024	641	2,630,311	17.6%	1	63,000	6.8%	642	2,693,311	17.0%	16.9%
2025	516	2,098,954	14.1%	3	114,022	12.4%	519	2,212,976	14.0%	13.9%
2026	435	1,521,229	10.2%	1	83,318	9.1%	436	1,604,547	10.1%	9.8%
2027	241	1,028,323	6.8%	1	156,245	17.0%	242	1,184,568	7.5%	8.5%
2028	202	992,467	6.7%	1	18,000	2.0%	203	1,010,467	6.4%	6.5%
2029	146	775,114	5.2%	3	147,395	16.0%	149	922,509	5.8%	6.2%
2030	126	516,946	3.5%	1	138,028	15.0%	127	654,974	4.1%	3.6%
2031	174	641,551	4.3%	—	—	—%	174	641,551	4.1%	4.0%
Thereafter	102	580,936	3.9%	3	199,822	21.7%	105	780,758	4.9%	3.8%
Total leased	3,789	14,922,121	87.8%	14	919,830	100.0%	3,803	15,841,951	88.5%	100.0%
Total building		16,987,009	100.0%		919,830	100.0%		17,906,839	100.0%
WALTR (months) [3]		44.7			85.9			47.1
WALT (months) [3]		86.5			155.9			90.5

# OF LEASES BY SIZE			BY BUILDING SIZE
LEASED SQUARE FEET	MULTI-TENANT [4]	SINGLE-TENANT	BUILDING SQUARE FEET	% OF TOTAL	TOTAL SQUARE FOOTAGE	AVERAGE SQUARE FEET	# OF PROPERTIES
0 - 2,500	2,057	—	>100,000	36.4%	6,512,911	144,731	45
2,501 - 5,000	918	—	<100,000 and >75,000	24.5%	4,381,563	85,913	51
5,001 - 7,500	315	—	<75,000 and >50,000	18.5%	3,320,931	62,659	53
7,501 - 10,000	163	—	<50,000 and >25,000	17.3%	3,093,070	38,186	81
10,001 +	336	14	<25,000	3.3%	598,364	18,132	33
Total Leases	3,789	14	Total	100.0%	17,906,839	68,087	263

1Includes joint venture properties and excludes land held for development, construction in progress, corporate property and assets classified as held for sale.
2Represents the current annualized minimum rents on in-place leases, excluding the impact of potential lease renewals and straight-line rent.
3WALTR = weighted average lease term remaining; WALT = weighted average lease term.
4The average lease size in the multi-tenant portfolio is 3,938 square feet.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 20

Historical Occupancy [1]
DOLLARS IN THOUSANDS

SAME STORE PROPERTIES
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020
Multi-tenant
Number of properties	173	170	167	163	156	158
Total building square feet	12,871,738	12,793,809	12,635,054	12,510,863	12,190,136	12,167,287
Period end % occupied	88.7%	88.2%	87.7%	87.5%	87.9%	87.6%
Single-tenant
Number of properties	8	8	11	11	11	12
Total building square feet	634,270	634,270	791,198	791,198	791,198	810,930
Period end % occupied	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total same store properties
Number of properties	181	178	178	174	167	170
Total building square feet	13,506,008	13,428,079	13,426,252	13,302,061	12,981,334	12,978,217
Period end % occupied	89.2%	88.8%	88.4%	88.3%	88.6%	88.4%

PROPERTIES NOT IN SAME STORE
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020
Acquisitions [2]
Number of properties	54	57	49	44	45	42
Total building square feet	2,588,197	2,742,579	2,396,693	2,062,568	2,091,663	2,178,267
Period end % occupied	90.0%	89.7%	89.8%	91.8%	89.8%	89.2%
Development completions
Number of properties	1	2	2	2	2	1
Total building square feet	110,883	261,914	261,914	261,914	261,914	151,031
Period end % occupied	98.0%	71.5%	72.3%	64.5%	64.5%	60.5%
% leased	98.0%	82.5%	82.5%	75.9%	75.9%	60.5%
Redevelopment [3]
Number of properties	6	5	6	7	9	10
Total building square feet	647,978	587,912	668,889	714,437	741,798	799,764
Period end % occupied	65.7%	59.7%	54.8%	57.5%	59.7%	61.0%
Joint Venture
Number of properties	21	16	10	9	5	4
Total building square feet	1,053,773	839,649	611,872	587,916	384,755	325,396
Period end % occupied	87.8%	88.2%	88.5%	85.3%	84.3%	72.4%
% leased	87.7%	88.2%	88.5%	85.3%	84.3%	87.4%

TOTAL PROPERTIES
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020
Number of properties	263	258	245	236	228	227
Total building square feet	17,906,839	17,860,133	17,365,620	16,928,896	16,461,464	16,432,675
Period end % occupied	88.5%	87.7%	87.1%	86.9%	87.0%	86.6%

1Includes joint venture properties, and excludes land held for development, construction in progress, corporate property and assets classified as held for sale.
2Acquisitions includes properties acquired within the last 8 quarters of the period presented and are excluded from same store.
3Beginning in the first quarter of 2022, the Company eliminated the use of its reposition grouping. Properties included as redevelopment include approved plans to invest capital greater than normal course capital and tenant improvements. The Company reports the details around these projects on the Investment Activity page. Historical information includes the properties that were classified as reposition.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 21

Occupancy Reconciliation
SQUARE FEET

SEQUENTIAL
	PORTFOLIO				SAME STORE
	COUNT	OCCUPIED	TOTAL	%	COUNT	OCCUPIED	TOTAL	%
Beginning December 31, 2021	258	15,660,636	17,860,133	87.7%	178	11,920,686	13,428,079	88.8%
Portfolio activity
Acquisitions [1]	9	334,723	398,520	84.0%	NA	NA	NA	NA
Re/development completions	—	—	—	—%	—	—	—	—%
Dispositions [2]	(4)	(219,482)	(351,814)	62.4%	(3)	(174,339)	(249,022)	70.0%
Same store reclassifications
Acquisitions	NA	NA	NA	NA	8	398,941	489,809	81.4%
Development completions	NA	NA	NA	NA	—	—	—	—%
Reposition to same store	NA	NA	NA	NA	1	12,563	28,649	43.9%
Same store to redevelopment	NA	NA	NA	NA	(3)	(129,051)	(191,507)	67.4%
	263	15,775,877	17,906,839	88.1%	181	12,028,800	13,506,008	89.1%
Leasing activity
New leases/expansions	NA	182,825	NA	NA	NA	128,183	NA	NA
Move-outs/contractions	NA	(116,751)	NA	NA	NA	(104,042)	NA	NA
Net absorption	NA	66,074	NA	NA	NA	24,141	NA	NA
Ending March 31, 2022	263	15,841,951	17,906,839	88.5%	181	12,052,941	13,506,008	89.2%

YEAR-OVER-YEAR
	PORTFOLIO				SAME STORE
	COUNT	OCCUPIED	TOTAL	%	COUNT	OCCUPIED	TOTAL	%
Beginning March 31, 2021	228	14,319,718	16,461,464	87.0%	167	11,505,657	12,981,334	88.6%
Portfolio activity
Acquisitions [1]	46	1,921,111	2,178,322	88.2%	NA	NA	NA	NA
Re/development completions	—	—	—	—%	—	—	—	—%
Dispositions [2]	(11)	(493,928)	(732,947)	67.4%	(9)	(425,537)	(549,178)	77.5%
Same store reclassifications
Acquisitions	NA	NA	NA	NA	22	1,001,626	1,163,801	86.1%
Development completions	NA	NA	NA	NA	—	—	—	—%
Reposition to same store	NA	NA	NA	NA	4	71,512	101,558	70.4%
Same store to redevelopment	NA	NA	NA	NA	(3)	(144,718)	(191,507)	75.6%
	263	15,746,901	17,906,839	87.9%	181	12,008,540	13,506,008	88.9%
Leasing activity
New leases/expansions	NA	746,948	NA	NA	NA	546,196	NA	NA
Move-outs/contractions	NA	(651,898)	NA	NA	NA	(501,795)	NA	NA
Net absorption	NA	95,050	NA	NA	NA	44,401	NA	NA
Ending March 31, 2022	263	15,841,951	17,906,839	88.5%	181	12,052,941	13,506,008	89.2%

1Includes joint venture properties.
2Includes properties reclassified as held for sale.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 22

Leasing Statistics [1]

SAME STORE 1Q 2022 RENEWALS
	Q1 2022	TTM

Cash leasing spreads	3.4%	3.2%

Cash leasing spreads distribution
< 0% spread	2.0%	5.0%
0-3% spread	7.0%	9.0%
3-4% spread	75.9%	65.2%
> 4% spread	15.1%	20.8%
Total	100.0%	100.0%

Tenant retention rate	83.5%	81.6%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [2]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store	2.95%	72.2%	2.85%	4.8%	2.94%	76.9%
Acquisitions	2.69%	18.2%	2.29%	2.1%	2.65%	20.3%
Other [3]	3.03%	2.7%	—%	—%	3.03%	2.8%
Total [2]	2.90%	93.1%	2.68%	6.9%	2.88%	100.0%
Escalator type
Fixed	2.90%	98.5%	2.55%	90.8%	2.88%	98.0%
CPI	2.89%	1.5%	3.90%	9.2%	3.21%	2.0%

TYPE AND OWNERSHIP STRUCTURE
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	44.0%	56.3%	44.7%
Physician and other	56.0%	43.7%	55.3%

Lease structure
Gross	10.0%	—%	9.4%
Modified gross	30.7%	—%	28.9%
Net	59.3%	—%	55.8%
Absolute net [4]	—%	100.0%	5.9%

Ownership type
Ground lease	51.9%	31.2%	50.8%
Fee simple	48.1%	68.8%	49.2%

1Excludes recently acquired or disposed properties, construction in progress, land held for development, corporate property, reposition properties and assets classified as held for sale.
2Excludes leases with lease terms of one year or less.
3Includes reposition properties and development completions.
4Tenant is typically responsible for operating expenses and capital obligations.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 23

NOI Performance [1]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TTM 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	TTM 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020

Revenues	$446,783	$113,954	$111,158	$111,666	$110,005	$433,182	$109,309	$108,992	$108,926	$105,955
Expenses	170,536	44,258	41,546	43,301	41,431	164,030	41,515	41,058	41,781	39,676
Cash NOI	$276,247	$69,696	$69,612	$68,365	$68,574	$269,152	$67,794	$67,934	$67,145	$66,279
Revenue per occ SF [2]	$37.21	$37.86	$37.07	$37.32	$36.69	$36.05	$36.39	$36.24	$36.22	$35.29
Margin	61.8%	61.2%	62.6%	61.2%	62.3%	62.1%	62.0%	62.3%	61.6%	62.6%
Average occupancy	88.9%	89.2%	88.8%	88.6%	88.8%	89.0%	89.0%	89.1%	89.1%	88.9%
Period end occupancy	89.2%	89.2%	89.1%	88.6%	88.7%	89.0%	88.9%	89.0%	89.1%	89.0%
Number of properties	181	181	181	181	181	181	181	181	181	181

SAME STORE GROWTH
	YEAR-OVER-YEAR
	TTM 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021
Revenue per occ SF [2]	3.2%	4.0%	2.3%	3.0%	4.0%
Avg occupancy (bps)	-10	20	-30	-50	-10
Revenues	3.1%	4.2%	2.0%	2.5%	3.8%
Base revenue	2.8%	3.3%	2.2%	1.9%	3.7%
Exp recoveries	4.7%	7.9%	1.3%	5.1%	4.4%
Expenses	4.0%	6.6%	1.2%	3.6%	4.4%
Cash NOI	2.6%	2.8%	2.5%	1.8%	3.5%

EXCLUDING 2020 DEFERRAL RESERVE/REPAYMENT
YEAR-OVER-YEAR
TTM 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021
3.2%	4.1%	2.6%	3.3%	3.2%
-10	20	-30	-50	-10
3.1%	4.3%	2.3%	2.8%	3.1%
2.7%	3.4%	2.5%	2.2%	2.8%
4.7%	7.9%	1.3%	5.1%	4.4%
4.0%	6.6%	1.2%	3.6%	4.4%
2.6%	2.9%	2.9%	2.3%	2.3%

TOTAL CASH NOI
	1Q 2022	1Q 2021	% CHANGE	TTM 2022	TTM 2021	% CHANGE
Same store cash NOI	$69,696	$67,794	2.8%	$276,247	$269,152	2.6%
Redevelopment	1,534	1,567	(2.1%)	6,435	7,007	(8.2%)
Acquisitions/development completions	12,488	4,868	156.6%	35,868	7,717	364.9%
Dispositions/assets held for sale/other	969	2,975	(67.4%)	7,793	19,857	(60.8%)
Joint venture property cash NOI	2,052	465	341.4%	5,628	620	807.8%
Cash NOI	$86,739	$77,669	11.7%	$331,971	$304,353	9.1%

1Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, reposition properties and assets classified as held for sale.
2Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 24

NOI Reconciliations
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Net income (loss)	$42,227	$21,607	($2,066)	$23,096	$24,022	($15,863)	$8,230	$75,513
Other income (expense)	(29,293)	(468)	23,000	(2,223)	(5,220)	35,284	11,969	(53,959)
General and administrative expense	11,036	8,901	8,207	8,545	8,499	7,206	7,299	7,434
Depreciation and amortization expense	54,041	51,810	50,999	49,826	50,079	48,104	47,143	47,691
Other expenses [1]	9,929	3,850	3,193	2,840	2,783	2,919	2,364	2,185
Straight-line rent expense	378	382	380	369	367	369	373	374
Straight-line rent revenue	(1,587)	(1,227)	(1,550)	(1,563)	(1,461)	(1,013)	(915)	(764)
Other revenue [2]	(2,044)	(2,134)	(2,043)	(2,075)	(1,865)	(2,145)	(1,609)	(1,660)
Joint venture property cash NOI	2,052	1,331	1,210	1,035	465	135	19	1
Cash NOI	$86,739	$84,052	$81,330	$79,850	$77,669	$74,996	$74,873	$76,815
Acquisitions/development completions	(12,488)	(9,632)	(7,931)	(5,817)	(4,868)	(1,955)	(971)	77
Dispositions/assets held for sale/other	(969)	(1,999)	(2,092)	(2,733)	(2,975)	(3,437)	(5,058)	(8,387)
Joint venture property cash NOI	(2,052)	(1,331)	(1,210)	(1,035)	(465)	(135)	(19)	(1)
Redevelopment	(1,534)	(1,478)	(1,732)	(1,691)	(1,567)	(1,535)	(1,680)	(2,225)
Same store cash NOI	$69,696	$69,612	$68,365	$68,574	$67,794	$67,934	$67,145	$66,279

TOP DOWN RECONCILIATION
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Rental income before rent concessions	$139,775	$132,853	$132,971	$129,609	$129,466	$124,537	$124,079	$122,958
Rent concessions	(1,286)	(1,139)	(1,225)	(1,123)	(1,077)	(660)	(695)	(600)
Rental income	138,489	131,714	131,746	128,486	128,389	123,877	123,384	122,358
Parking income	1,753	2,134	2,187	1,880	1,658	1,678	1,764	1,227
Interest from financing receivable, net	1,930	1,766	1,917	510	—	—	—	—
Exclude straight-line rent revenue	(1,587)	(1,227)	(1,550)	(1,563)	(1,461)	(1,013)	(915)	(764)
Exclude other non-cash revenue [3]	(1,322)	(1,325)	(1,261)	(1,528)	(1,573)	(1,820)	(1,505)	(1,555)
Cash revenue	139,263	133,062	133,039	127,785	127,013	122,722	122,728	121,266
Property operating expense	(57,464)	(53,032)	(55,518)	(51,509)	(52,215)	(50,210)	(50,171)	(46,580)
Exclude non-cash expenses [4]	2,888	2,691	2,599	2,539	2,406	2,349	2,297	2,128
Joint venture property cash NOI	2,052	1,331	1,210	1,035	465	135	19	1
Cash NOI	$86,739	$84,052	$81,330	$79,850	$77,669	$74,996	$74,873	$76,815
Acquisitions/development completions	(12,488)	(9,632)	(7,931)	(5,817)	(4,868)	(1,955)	(971)	77
Dispositions/assets held for sale/other	(969)	(1,999)	(2,092)	(2,733)	(2,975)	(3,437)	(5,058)	(8,387)
Joint venture property cash NOI	(2,052)	(1,331)	(1,210)	(1,035)	(465)	(135)	(19)	(1)
Redevelopment	(1,534)	(1,478)	(1,732)	(1,691)	(1,567)	(1,535)	(1,680)	(2,225)
Same store cash NOI	$69,696	$69,612	$68,365	$68,574	$67,794	$67,934	$67,145	$66,279

1Includes acquisition and pursuit costs, bad debt, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables and ground lease straight-line rent.
2Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principle related to investment in financing receivable and tenant improvement overage amortization.
3Includes above and below market lease intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable adjustments, and TI amortization.
4Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020	2Q 2020
Cash NOI	$86,739	$84,052	$81,330	$79,850	$77,669	$74,996	$74,873	$76,815
General and administrative expense	(11,036)	(8,901)	(8,207)	(8,545)	(8,499)	(7,206)	(7,299)	(7,434)
Straight-line rent	1,587	1,227	1,550	1,563	1,461	1,013	915	764
Interest and other income (expense), net	(81)	(250)	—	(262)	500	140	74	250
Management fees and other income	722	809	782	547	292	325	104	105
Other non-cash revenue [1]	1,322	1,325	1,261	1,528	1,573	1,820	1,505	1,555
Other non-cash expenses [2]	(2,888)	(2,691)	(2,599)	(2,539)	(2,406)	(2,349)	(2,297)	(2,128)
Unconsolidated JV adjustments	6	131	167	181	276	(73)	(5)	(37)
Debt Covenant EBITDA	$76,371	$75,702	$74,284	$72,323	$70,866	$68,666	$67,870	$69,890
Interest expense	(13,661)	(13,266)	(13,334)	(13,261)	(13,262)	(13,618)	(14,154)	(14,442)
Loss on extinguishment of debt	(1,429)	—	—	—	—	(21,503)	—	—
Acquisition and pursuit costs	(1,303)	(1,152)	(974)	(670)	(744)	(939)	(440)	(431)
Merger-related costs	(6,116)	(389)	—	—	—	—	—	—
Leasing commission amortization [3]	2,600	2,382	2,294	2,258	2,111	2,033	1,971	1,795
Non-real estate depreciation and amortization	(983)	(937)	(903)	(885)	(879)	(886)	(899)	(909)
Unconsolidated JV adjustments	(34)	(37)	(2)	(8)	(2)	(8)	—	—
FFO	$55,445	$62,303	$61,365	$59,757	$58,090	$33,745	$54,348	$55,903
Acquisition and pursuit costs	1,303	1,152	974	670	744	939	440	431
Merger-related costs	6,116	389	—	—	—	—	—	—
Lease intangible amortization	309	192	48	(6)	(72)	(4)	(35)	(16)
Significant non-recurring legal fees/forfeited earnest money received	91	465	—	—	(500)	—	—	—
Debt financing costs	1,429	—	—	283	—	21,920	—	—
Unconsolidated JV normalizing items	95	90	54	55	27	16	—	—
Normalized FFO	$64,788	$64,591	$62,441	$60,759	$58,289	$56,616	$54,753	$56,318

1Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization and principle related to investment in financing receivable and TI amortization.
2Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
3Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 26

EBITDA Reconciliations
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	TTM	1Q 2022	4Q 2021	3Q 2021	2Q 2021
Net income (loss)	$84,864	$42,227	$21,607	($2,066)	$23,096
Interest expense	53,522	13,661	13,266	13,334	13,261
Depreciation and amortization	206,676	54,041	51,810	50,999	49,826
Unconsolidated JV depreciation and amortization	7,097	2,369	1,816	1,558	1,354
EBITDA	$352,159	$112,298	$88,499	$63,825	$87,537
Leasing commission amortization	9,534	2,600	2,382	2,294	2,258
(Gain) loss on sales of real estate properties	(81,835)	(44,784)	(14,895)	(1,186)	(20,970)
Impairments on real estate assets	16,242	(25)	520	10,669	5,078
EBITDAre [1]	$296,100	$70,089	$76,506	$75,602	$73,903
EBITDA	$352,159	$112,298	$88,499	$63,825	$87,537
Acquisition and pursuit costs	4,099	1,303	1,152	974	670
Merger-related costs	6,505	6,116	389	—	—
(Gain) on sales of real estate properties	(81,835)	(44,784)	(14,895)	(1,186)	(20,970)
Impairments on real estate assets	16,242	(25)	520	10,669	5,078
Loss on extinguishment of debt	1,429	1,429	—	—	—
Unconsolidated JV adjustments	81	34	37	2	8
Debt Covenant EBITDA	$298,680	$76,371	$75,702	$74,284	$72,323
Leasing commission amortization	9,534	2,600	2,382	2,294	2,258
Lease intangible amortization	543	309	192	48	(6)
Acquisition/disposition timing impact [2]	5,049	1,060	2,058	781	1,150
Stock based compensation	11,410	3,699	2,546	2,538	2,627
Unconsolidated JV adjustments	211	61	52	52	46
Adjusted EBITDA	$325,427	$84,100	$82,932	$79,997	$78,398

1Earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") is an operating performance measure adopted by NAREIT. NAREIT defines EBITDAre equal to “net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, impairments and minus gains on the disposition of depreciated property.”
2Adjusted to reflect quarterly EBITDA from properties acquired or disposed in the quarter.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 27

Components of Net Asset Value
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

CASH NOI BY PROPERTY TYPE
	1Q 2022
ASSET TYPE	SAME STORE [1]	ACQ./DEV. COMPLETIONS [2]	JOINT VENTURE	REDEVELOPMENT	TIMING ADJUSTMENTS [3]	ADJUSTED CASH NOI	ANNUALIZED ADJUSTED NOI
MOB/outpatient	$65,415	$12,488	$2,052	$1,534	$1,818	$83,307	$333,228
Inpatient/Surgical	3,122	—	—	—	—	3,122	12,488
Office	1,159	—	—	—	—	1,159	4,636
Total Cash NOI	$69,696	$12,488	$2,052	$1,534	$1,818	$87,588	$350,352

DEVELOPMENT PROPERTIES		TOTAL SHARES OUTSTANDING
Land held for development	$22,950	As of April 29, 2022 [7]		151,605,443
Re/development budget	98,300
	$121,250

OTHER ASSETS
Assets held for sale [4]	$25,500
Cash and other assets [5]	140,745
	$166,245

DEBT		IMPLIED CAP RATE
Unsecured credit facility	$334,000		STOCK PRICE	IMPLIED CAP RATE
Unsecured term loan due 2024	200,000	As of 4/29/22	$27.08	5.94%
Unsecured term loan due 2026	150,000
Senior notes	1,150,000
Mortgage notes payable	86,091	1Q 2022 high	$32.17	5.25%
Remaining re/development funding	78,922	1Q 2022 low	$26.08	6.09%
Other liabilities [6]	83,509
	$2,082,522

1See NOI Performance schedule on page 24 for details on same store NOI.
2Adjusted to reflect quarterly NOI from properties acquired or stabilized re/developments completed during the full eight quarter period that are not included in same store NOI.
3Timing adjustments include current quarter acquisitions of $1.5 million as well as re/development completion adjustments of $0.3 million to reflect full quarterly stabilized NOI.
4Assets held for sale includes two real estate properties that are excluded from same store NOI and reflect the expected sale price.
5Includes cash of $22.7 million, prepaid assets of $65.1 million, accounts receivable of $18.2 million, and prepaid ground leases of $21.2 million. In addition, includes the Company's occupied portion of its corporate headquarters of $13.5 million.
6Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $69.4 million, security deposits of $11.6 million, and deferred operating expense reimbursements of $2.5 million.
7Total shares outstanding do not reflect the shares associated with forward equity contracts. As of April 29, 2022, the Company had no remaining shares to be settled under forward equity contracts.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 28

Components of Expected FFO
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

SAME STORE EXPECTATIONS
	EXPECTED 2022		ACTUAL
	LOW	HIGH	Q1 2022
Average Occupancy
Multi-tenant	88.5%	89.1%	88.6%
Single-tenant	100.0%	100.0%	100.0%
Total	89.0%	89.6%	89.2%
Revenue per occupied square foot	$37.50	$38.50	$37.86
Cash NOI margin	61.0%	62.0%	61.2%
Cash leasing spreads	3.0%	4.0%	3.4%
Lease retention rate	75.0%	90.0%	83.5%
Cash NOI growth [1]	2.25%	3.25%	2.9%

ANNUAL EXPECTATIONS
	LOW	HIGH	Q1 2022
Normalized G&A	$37,000	$41,000	$11,036
Straight-line rent, net	3,000	5,000	1,209
Funding activity
Acquisitions (YTD actual) [2]	500,000	750,000	340,762
Dispositions (YTD actual)	(75,000)	(125,000)	(110,450)
Re/development	30,000	55,000	7,664
1st generation TI and acq. capex	40,000	50,000	7,473
2nd generation TI	35,000	45,000	4,899
Leasing commissions paid	12,500	17,500	3,767
Capital expenditures	18,000	23,000	2,620
Total maintenance capex	65,500	85,500	11,286

Cash yield
Acquisitions (YTD actual)	5.0%	5.4%	5.1%
Dispositions (YTD actual)	4.2%	5.3%	4.2%
Development (stabilized)	5.8%	7.5%	NA
Redevelopment (stabilized)	8.0%	11.0%	NA
Leverage (debt/cap)	32.0%	36.0%	34.9%
Net debt to adjusted EBITDA	5.3x	6.0x	5.6x

G&A ITEM OF NOTE

Prior to 2022, the Company granted long-term incentive awards, comprised of restricted stock, based on backward-looking performance measured at the end of the calendar year. The Company adopted a new incentive compensation structure, effective January 2022, comprised of restricted stock and restricted stock units ("RSUs"). The RSUs are granted at the beginning of the year with three-year forward-looking performance targets. With this change in the timing and structure of the incentive awards, the expense associated with the 2021 backward-looking awards will overlap the expense associated with the January 2022 forward-looking awards. The effect of the new plan is expected to increase total general and administrative expense by $3.5 million in 2022.

1Excludes the impact of deferral reserve repayments in the first quarter of 2021.
2Includes joint venture acquisitions at full acquisition price.

HEALTHCARE REALTY	1Q 2022 SUPPLEMENTAL INFORMATION 29